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                                                                    EXHIBIT 23.1
TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
  CROSSWALK.COM, INC.
     Chantilly, Virginia

We consent to the use of our report dated September 20, 1999, with respect to the financial statements of Wike Associates, Inc. as of November 30, 1998 and for the two years ended November 30, 1998 and 1997 included in the Current Report (Form 8-K/A) of Crosswalk.com, Inc.

/s/ Hoffman, Morrison & Fitzgerald, P.C.
McLean, Virginia
October 25, 1999